UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2012

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	13-3950486
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

(813) 421-7605

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Common Stock Offering

On October 23, 2012, Walter Investment Management Corp. (the “Company”) closed the underwritten public offering (the “Common Stock Offering”) of 6,900,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which amount included the 900,000 shares issued pursuant to the exercise by the Common Stock Underwriters (as defined below) of their option to purchase additional shares pursuant to the underwriting agreement, dated October 17, 2012, by and among the Company and Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the other several underwriters named therein (collectively, the “Common Stock Underwriters”).

Convertible Senior Subordinated Notes Offering

Also on October 23, 2012, the Company closed the underwritten public offering (the “Convertible Notes Offering”) of $290.0 million aggregate principal amount of 4.50% Convertible Senior Subordinated Notes due 2019 (the “Notes”), which amount included $25.0 million aggregate principal amount of the Notes issued pursuant to the exercise by the Convertible Notes Underwriters (as defined below) of their option to purchase additional Notes pursuant to the underwriting agreement, dated October 17, 2012, by and among the Company and Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the other several underwriters named therein (the “Convertible Notes Underwriters”).

The net proceeds of the Convertible Notes Offering (before offering expenses payable by the Company) of $281.3 million and $15.4 million of cash on hand were used to repay in full all indebtedness outstanding under the Second Lien Credit Agreement, dated July 1, 2011, among the Company, the lenders, Credit Suisse AG and the other parties party thereto and accrued interest, certain fees and expenses and a prepayment premium of $29.4 million in connection therewith. The Second Lien Credit Agreement would have matured on December 31, 2016 and bore an interest rate equal to LIBOR plus 1100 basis points per annum, with a LIBOR floor equal to 150 basis points. Borrowings under the second lien senior secured term loan thereunder had a weighted average interest rate of 12.50% for the six months ended June 30, 2012.

The Notes were issued pursuant to the Subordinated Indenture, dated as of January 13, 2012 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of October 23, 2012 (the “Supplemental Indenture”, together with the Base Indenture, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee.

The Notes will pay interest semi-annually on May 1 and November 1, commencing on May 1, 2013, at a rate of 4.50% per year, and will mature on November 1, 2019.

Prior to 5:00 p.m., New York City time, on the business day immediately preceding May 1, 2019, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after December 31, 2012 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the applicable conversion rate on such trading day; or (3) upon the occurrence of certain corporate events specified in the Indenture. On or after May 1, 2019, until 5:00 p.m., New York City time, on the second business day immediately preceding the maturity date, the Notes will be convertible at any time.

Upon conversion, the Company may pay or deliver, at its option, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock. The conversion rate will initially be 17.0068 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $58.80 per share of Common Stock). The conversion rate will be subject to adjustment in certain events but will not be adjusted for accrued and unpaid interest, if any. In addition, following certain corporate events, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances.

The Company may not redeem the Notes prior to the maturity date.

Upon a “fundamental change,” (as defined in the Indenture) holders will have the option to require the Company to repurchase the Notes for cash, as long as such repurchase is not prohibited under any then-outstanding credit facility of the Company or the Company has obtained the necessary consents and waivers thereunder, at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. In addition, following certain fundamental changes, the Company will increase the conversion rate for a holder who converts its Notes in connection with that fundamental change.

The Indenture contains customary events of default, including, among other things, payment default, conversion default, failure to provide certain notices under the Indenture and certain provisions related to bankruptcy events.

The Indenture provides that the Company may not consolidate with or merge with or into any other person, and may not sell, transfer, lease or convey all or substantially all of our consolidated properties and assets, taken as a whole, to another person, unless: (a) the resulting, surviving or transferee person (if not the Company) is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such corporation (if not the Company) expressly assumes by a supplemental indenture all of the Company’s obligations under the Notes and the Indenture, (b) immediately after giving effect to the transaction described above, no default or event of default, has occurred and is continuing; and (c) the Company has delivered to the trustee an officer’s certificate and opinion of counsel in accordance with the Indenture.

The foregoing description of the Base Indenture, the Supplemental Indenture and the Notes and the related instruments and transactions associated therewith does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the documents. The Base Indenture has been filed as Exhibit 4.6 to the Company’s Registration Statement on Form S-3 filed on January 13, 2012 and the Supplement Indenture and the Notes are attached hereto as Exhibit 4.7 and Exhibit 4.8, respectively, and each document is incorporated herein by reference.

The Common Stock Offering was made pursuant to an existing and effective shelf registration statement filed on Form S-3, as amended (File No. 333-179013) with the Securities and Exchange Commission (the “SEC”), as supplemented by a preliminary prospectus supplement filed with the SEC on October 15, 2012 and a final prospectus supplement filed with the SEC on October 19, 2012 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Convertible Notes Offering was made pursuant to an existing and effective shelf registration statement filed on Form S-3, as amended (File No. 333-179013) with the SEC, as supplemented by a preliminary prospectus supplement filed with the SEC on October 16, 2012 and a final prospectus supplement filed with the SEC on October 19, 2012 pursuant to Rule 424(b) under the Securities Act.

Item 1.02	Termination of a Material Definitive Agreement.

The information included in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 8.01	Other Events.

In connection with the Convertible Notes Offering, as described in response to Item 1.01 of this Current Report on Form 8-K, the Supplemental Indenture and the Notes are attached hereto as Exhibit 4.7 and Exhibit 4.8, respectively, and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K (including the exhibits hereto) contains, in addition to statements of historical fact, certain forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, beliefs, objectives, expectations and intentions and other statements that are not historical or current facts. Actual results could differ from those currently anticipated due to a number of factors. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Investors and security holders may obtain free copies of documents filed by the Company with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company at www.walterinvestment.com. The Company does not assume any responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.7	First Supplemental Indenture, dated as of October 23, 2012, between the Company and Wells Fargo Bank, National Association, as trustee

4.8	Form of 4.50% Convertible Senior Subordinated Notes due 2019 (included in Exhibit 4.7)

5.7	Opinion of Simpson Thacher & Bartlett LLP

5.8	Opinion of Venable LLP

23.9	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.7)

23.10	Consent of Venable LLP (included in Exhibit 5.8)

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333-179013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: October 23, 2012	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.7	First Supplemental Indenture, dated as of October 23, 2012, between the Company and Wells Fargo Bank, National Association, as trustee

4.8	Form of 4.50% Convertible Senior Subordinated Notes due 2019 (included in Exhibit 4.7)

5.7	Opinion of Simpson Thacher & Bartlett LLP

5.8	Opinion of Venable LLP

23.9	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.7)

23.10	Consent of Venable LLP (included in Exhibit 5.8)

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333-179013)